Exhibit 2


           AMENDMENT NO. 1 TO TRANSACTION AGREEMENT AND PLAN OF MERGER

                  AMENDMENT NO. 1 TO TRANSACTION AGREEMENT AND PLAN OF MERGER, dated as of November 8, 1999 (this "Amendment"), by and among HSBC Holdings plc, a public limited company organized and existing under the laws of England ("Parent"), Republic New York Corporation, a Maryland corporation (the "Company"), Safra Republic Holdings S.A., a societe anonyme organized and existing under the laws of Luxembourg ("SRH"), and RNYC Merger Corporation, a Maryland corporation ("Merger Sub").

                  WHEREAS, Parent, the Company and SRH entered into that certain Transaction Agreement and Plan of Merger, dated as of May 10, 1999 (the "Original Agreement");

                  WHEREAS, Parent, the Company, SRH and Merger Sub entered into that certain Joinder Agreement, dated as of May 20, 1999 (the "Joinder Agreement"), whereby Merger Sub became a party to the Merger Agreement (the Original Agreement, as amended by the Joinder Agreement and this Amendment, the "Agreement");

                  WHEREAS, as a condition to, and concurrently with, the execution of this Amendment, Parent, HSBC North America Inc. ("US Holdco"), RNYC Holdings Limited, Congregation Beit Yaakov (together with RNYC Holdings Limited, the "Stockholder"), Saban S.A. (the "Stockholder Parent"), Mr. Edmond J. Safra and the Company are entering into an Amendment (the "Stockholder Agreement Amendment") to that certain Stockholders Agreement, dated as of May 10, 1999 (the "Original Stockholder Agreement" and, as amended by the Stockholder Agreement Amendment, the "Stockholder Agreement"), among Parent, the Stockholder, the Stockholder Parent and Mr. Edmond J. Safra;

                  WHEREAS, prior to the date hereof the Board of Directors of the Company has approved and declared advisable the Agreement and has approved (including for purposes of Sections 3-601 through 3-604 and 3-701 through 3-709 of the General Corporation Law of the State of Maryland (the "MGCL")) the Stockholder Agreement, upon the terms and subject to the conditions set forth in the Agreement and the Stockholder Agreement;

                  WHEREAS, the Board of Directors of SRH has approved the Agreement and on May 9, 1999 approved the Offer and recommended the Offer, upon the terms and subject to the conditions set forth in the Original Agreement;

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with this Amendment;

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                  Section 1.  Defined   Terms.  Capitalized   terms used but not
otherwise defined in this Amendment shall have the meanings ascribed thereto in the Original Agreement or the Joinder Agreement, as applicable.

                  Section 2.  Amendments to Original Agreement.

                  (A) Section 1.4(a) of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                           (a) Outstanding  Company Common Stock.  Each share of
                  common stock, par value $5.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held (i) in the Company's treasury ("Treasury Shares") or (ii) directly or indirectly by Parent or the Company or any of their respective wholly owned Subsidiaries (except for Fiduciary and DPC Shares (as defined in Section 1.4(d))) shall become and be converted into the right to receive $72.00 in cash to be paid, without interest thereon, as provided in Section 1.5(c) (the "Merger Consideration").

                   (B) Section 1.5(b) and Section 1.5(c) of the Original Agreement shall be deleted in their entirety and the following substituted therefor:

                            (b) From time to time following the Effective  Time,
                  Parent or Merger Sub shall deposit, or shall cause to be deposited, with a bank or trust company (which may be an affiliate of Parent or the Company) (the "Exchange Agent"), for the benefit of the holders of the Certificates, cash amounts, as instructed by the Exchange Agent (such cash (without any interest) being hereinafter referred to as the "Exchange Fund"), to be paid pursuant to this Article I in exchange for outstanding shares of Company Common Stock entitled to receive the Merger Consideration; provided, that, if the Effective Time occurs after December 17, 1999, neither Parent nor Merger Sub shall be required to deposit, or cause to be deposited, any cash amounts with the Exchange Agent before January 7, 2000.

                           (c) As promptly as  practicable  after the  Effective
                  Time, Parent shall send or cause to be sent to each former holder of record of shares of Company Common Stock (other than shares that are to be canceled pursuant to Section 1.4(d)) immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's Certificates for the Merger Consideration. Parent shall cause any check in respect of the Merger Consideration which such Person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Certificates representing such shares of Company Common Stock (or indemnity reasonably satisfactory to Parent and the Exchange Agent, if any of such Certificates are lost, stolen or destroyed) owned by such stockholder; provided, that if the Effective Time occurs after December 17, 1999, in no event shall any check be required to be mailed before January 7, 2000. No interest will be paid on any such cash to be paid pursuant to this Article I upon such delivery. Parent or its designee shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Certificates such amounts (if any) as Parent or such designee determines are required to be deducted or withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or such designee, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificates.

                  (C) Section 2.1 of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                           2.1 Closing  Date.  The  closing of the  transactions
                  provided for in this Agreement (the  "Closing")  shall be held
                  (a) at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 A.M. on the third business day after the satisfaction or waiver (subject to applicable law) of the latest to be satisfied or waived of the conditions (other than those conditions to be satisfied at the Closing) set forth in Sections 8.1, 8.2 and 8.3 hereof; provided, that if the conditions in Sections 8.1(a), 8.1(b), 8.2(c) and 8.2(f) shall have been satisfied:

                               (i) prior to December  31, 1999,  Parent,  in its
                      sole discretion, by written notice to the Company and SRH may elect to schedule the Closing for any date after such conditions have been satisfied through and including December 31, 1999, but if the date of satisfaction of the last of the conditions in Section 8.1(a), 8.1(b), 8.2(c) and 8.2(f) is before December 28, 1999, Parent may schedule the Closing for a date later than such third business day only if Parent and Merger Sub irrevocably agree in such notice that the reference to the Closing Date in Section 8.2(a) shall be deemed to refer to the date which is the third business day following satisfaction of the last to be satisfied of the conditions in Sections 8.1(a), 8.1(b), 8.2(c) and 8.2(f) (the
                      "Original Date"); and

                               (ii) after December 31, 1999, Parent, after consulting with the Company, may by written notice to the Company and SRH elect to schedule the Closing for any date not less than two business days or more than 35 calendar days after the satisfaction or waiver (subject to applicable law) of the latest to be satisfied or waived of the conditions (other than those conditions to be satisfied at the Closing) set forth in Sections 8.1, 8.2 and 8.3 hereof only if Parent and Merger Sub irrevocably agree in such notice that the reference to the Closing Date in Section 8.2(a) shall be deemed to refer to the earlier of the Original Date and the scheduled Closing Date;

                  or (b) at such other place and on such other date as shall be agreed to by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." For the avoidance of doubt, it is expressly understood that nothing in Section 2.1(a) shall be deemed to modify or require waiver of the conditions set forth in Sections 8.1(c), 8.2(b), 8.2(d), 8.2(e), 8.2(g) or 8.2(h). Notwithstanding the provisions of Section 2.1(a)(i) and Section 2.1(a)(ii), if Parent exercises its right to schedule the Closing pursuant to the proviso to either Section 2.1(a)(i) or Section 2.1(a)(ii) and the Effective Time does not occur on such scheduled date as a result of the failure of the condition in Section 8.2(b), then the condition in Section 8.2(a) shall be read to refer to the rescheduled Closing Date, if any, and not to the Original Date; provided, that if there is a failure of the condition in
                  Section 8.2(b) and the failure of any other condition (other than Section 8.3(c)), the failure of the Effective Time to have occurred shall be deemed to have been caused by the failure of the condition in Section 8.2(b). If the Effective Time does not occur on such scheduled Closing Date for any other reason, Section 8.2(a) shall continue to be interpreted as referring to the Original Date for purposes of any Closing which occurs on or before the date specified in Section 9.1(c) (including any date specified in the proviso to Section 9.1(c)).

                  (D) Section 7.13 of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                           7.13. The Offer.  Provided that this Agreement  shall
                  not have been terminated in accordance with Article IX, Parent shall, or shall cause Offer Sub to, commence an offer to acquire all outstanding shares of SRH Common Stock not owned, directly or indirectly, by the Company at a price of $72.00 per share of SRH Common Stock. Parent shall, and shall cause Offer Sub to, accept for payment all shares of SRH Common Stock tendered to Parent or Offer Sub at, or as soon as possible following, the Effective Time; provided, that Parent or Offer Sub shall not be required to make payment for, or mail checks with respect to, tendered shares of SRH Common Stock until the seventh calendar day following the Effective Time, but if the Effective Time occurs after December 17, 1999 in no event earlier than January 10, 2000. The obligation of Parent or Offer Sub to consummate the Offer and to accept for payment any shares of SRH Common Stock tendered pursuant thereto shall be subject only to the conditions set forth in
                  Article VIII to this Agreement and to the prior or concurrent consummation of the Merger (collectively, the "Offer Conditions"), which are for the sole benefit of Parent and
                  Offer Sub and may be asserted by Parent or Offer Sub regardless of the circumstances giving  rise  to  any  such
                  condition, or waived by Parent or Offer Sub in whole or in part at any time and from time to time prior to acceptance of shares for payment in its sole discretion; provided, that in no event shall Parent or Offer Sub purchase (or accept for purchase) any shares of SRH Common Stock pursuant to the Offer if the Merger shall not have occurred or concurrently occur. The Company and SRH agree that no shares of SRH Common Stock held by the Company, SRH or any of their respective Subsidiaries will be tendered to Parent or Offer Sub pursuant to the Offer. Parent and Offer Sub will not, without the prior written consent of SRH, (i) decrease or change the form of the consideration payable in the Offer, (ii) decrease the number of shares of SRH Common Stock sought pursuant to the Offer,
                  (iii) impose additional conditions to the Offer or change the Offer Conditions (provided, that Parent or Investor in its sole discretion may waive any such conditions and, in connection therewith, substitute a less restrictive condition) or (iv) make any other change in the terms or conditions of the Offer which is materially adverse to the holders of the shares of SRH Common Stock. Notwithstanding the foregoing, Parent and SRH may, without the consent of the Company or SRH,
                  (x) extend the Offer, if at the scheduled expiration date of the Offer any of the Offer Conditions shall not have been satisfied or waived, until such time as all conditions are satisfied or waived, (xi) extend the Offer for any period required by any statute, rule, regulation, interpretation or position of any Governmental Authority applicable to the Offer, and (xii) extend the Offer for any reason on one or more occasions for an aggregate of not more than 15 business days beyond the latest expiration date that would otherwise be permitted under clauses (x) and (xi) of this sentence. Subject to the Offer Conditions and the terms and conditions of this Agreement, Parent shall, and Parent shall cause Offer Sub to, accept for payment all shares of SRH Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer; provided, that Parent or Offer Sub shall not be required to make payment for, or mail checks with respect to, tendered shares of SRH Common Stock until the seventh calendar day following the Effective Time, but if the Effective Time occurs after December 17, 1999 in no event earlier than January 10, 2000.

                  (E)      The  following    Section    7.15  shall be  added to
Article  VII of the  Original Agreement.

                           7.15. Insurance. The Company and SRH shall, and shall
                  cause their respective Subsidiaries to, keep in place and maintain, and comply with the terms of, all existing insurance policies, contracts and cover and all agreements and arrangements with respect to insurance, where the maximum amount of coverage exceeds $1 million.

                  (F) Section 8.2(a) of the Original Agreement shall be shall be deleted in its entirety and the following substituted therefor:

                           (a)  Representations   and  Warranties.   Subject  to
                  Section 2.3(b), the representations and warranties of the Company and of SRH set forth in this Agreement (including the Amendment) shall be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and Parent shall have received certificates signed on behalf of each of the Company and of SRH by their respective Chief Executive Officers and Chief Financial Officers (or, in the case of SRH, the functional equivalent thereof) to such effect.

                   (G) Section 8.2 of the Original Agreement shall be amended by adding the following clause (h) following clause 8.2(g):

                           (h) Transfer of Company Common Stock to US Holdco. Immediately prior to the Effective Time and following the satisfaction or irrevocable waiver of all conditions set forth in Sections 8.1, 8.2 (other than this Section 8.2(h)) and 8.3 hereof, RNYC Holdings Limited shall have transferred 6,250,000 shares of Company Common Stock to US Holdco in accordance with the terms of the Stockholder Agreement.

                  (H) Section 8.3(a) of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                           (a)  Representations   and  Warranties.   Subject  to
                  Section 2.3(b), the representations and warranties of Parent set forth in this Agreement (including the Amendment) shall be true and correct, as of the Closing Date (except to the extent such representations and warranties speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of Parent by the Group Financial Director to such effect.

                  (I) Section 9.1(c) of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                            (c) by  either  Parent,  the  Company  or SRH if the
                  Merger shall not have been consummated on or before January 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; provided, that if all conditions set forth in Sections 8.1, 8.2 and 8.3 (other than those conditions to be satisfied at Closing) shall have been satisfied and Parent elects to schedule the Closing pursuant to the proviso to Section 2.1(a)(ii), then such date shall be the date which is 30 calendar days following the date so scheduled for Closing.

                  (J) Section 10.6 of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                           10.6 Entire Agreement.  The Agreement  (including the
                  Joinder Agreement, the Amendment, the Company Disclosure Schedule, the SRH Disclosure Schedule, the exhibits attached to the Agreement and all other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreement, the Stockholder Agreement and the Confidentiality Agreement; provided that Section 5 of the Confidentiality Agreement shall not affect the representations and warranties of any party hereto.

                  (K) The definition of "Material Adverse Effect" in Section 10.12(a) of the Original Agreement shall be amended by adding the following sentences at the end of the definition:

                  For all purposes of determining whether there has been, or is reasonably likely to be, a Material Adverse Effect with respect to the Acquired Companies, all adverse facts, circumstances or conditions relating to the Princeton Note Matter (as defined below) of which, as of the date hereof, Parent or its representatives have been informed of by the Company or its representatives or Parent otherwise has Knowledge shall be disregarded. For purposes hereof, the term "Princeton Note Matter" shall mean the involvement or alleged involvement and the actions or omissions or alleged actions or omissions, if any, of Republic New York Securities Corporation, the Company and their respective officers, directors, employees and agents with respect to Martin A. Armstrong, Princeton Global Management Ltd., Princeton Economics International Ltd., Cresvale International - Tokyo Branch and all affiliated Persons and any existing effects or the reasonably foreseeable effects thereof.

                  Section 3. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent as follows:

                   (a) The Company has full corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated by the Agreement. The execution and delivery of this Amendment and the consummation of the transactions contemplated by the Agreement have been duly and validly approved by the Board of Directors of the Company prior to the
date hereof (which approval satisfies in full the requirements of the MGCL regarding approval by a board of directors), and such approval is in full force and effect. The Board of Directors of the Company has adopted a resolution declaring advisable the Merger and the other transactions contemplated by the Agreement. The Board of Directors of the Company has directed that the Agreement and the transactions contemplated by the Agreement be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the approval of the Agreement by the affirmative vote of the holders of a majority of the votes of the outstanding shares of the Company Common Stock entitled to vote thereon, no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to approve the Agreement and to consummate the transactions contemplated thereby. As of the date hereof, the Board of Directors of the Company has resolved to recommend that the Company's stockholders approve the Merger. This Amendment has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent, Merger Sub and SRH) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. In addition, the Board of Directors has taken all requisite action such that the freezeout, special shareholder voting and other requirements imposed by Sections 3-601 through 3-604 and 3-701 through 3-709 of the MGCL, and the provisions of any other applicable "freezeout", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state, federal or foreign laws, are not applicable to the Merger, the Agreement, the Option Agreement or the Stockholder Agreement or the transactions contemplated by the Agreement, the Option Agreement and the Stockholder Agreement. No holder of Company Capital Stock shall have the right to appraisal or to demand or receive payment of the fair value of such Company Capital Stock from the Successor Corporation or any other Person pursuant to the MGCL or otherwise.

                  (b) Neither the execution and delivery of this Amendment by the Company, nor the consummation by the Company of the Merger, nor compliance by the Company with any of the terms or provisions of the Agreement, will (i) violate any provision of the articles of incorporation or bylaws of the Company or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 of the Agreement are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien (or have any of such results or effects, upon notice or lapse of time, or both) upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

                  (c) Except as disclosed previously by the Company to Parent prior to the date of this Amendment, to the Knowledge of the Company there are no material facts, events, circumstances or occurrences directly or indirectly relating to the Princeton Note Matter, including any facts, events, circumstances or occurrences that would impact the measure of any civil or criminal damages, penalties, fines or other liabilities that might be levied against, or incurred by, the Company, SRH and any of their respective Subsidiaries as a result of, or otherwise relating to, the Princeton Note Matter.

                  (d) The Company understands and acknowledges that Parent and Merger Sub are entering into this Amendment in reliance upon the execution, delivery and performance by the Stockholder, Stockholder Parent, Mr. Edmond J. Safra and the Company of the Stockholder Agreement Amendment.

                  Section 4. Representations and Warranties of SRH. SRH hereby represents and warrants to Parent as follows:

                  (a) SRH has full power and authority to execute and deliver this Amendment and to consummate the transactions contemplated by the Agreement. The execution and delivery of this Amendment and the consummation of the transactions contemplated by the Agreement have been duly and validly approved by the Board of Directors of SRH prior to the date hereof (which approval satisfies in full the requirements of Luxembourg Law regarding approval by a board of directors), and such approval is in full force and effect. On May 9, 1999, the Board of Directors of SRH recommended to SRH's stockholders to tender their Shares of SRH Common Stock in the Offer. No other proceeding on the part of SRH and no stockholder vote is necessary to approve this Amendment or the Agreement and to consummate the transactions contemplated by the Agreement. This Amendment has been duly and validly executed and delivered by SRH and (assuming due authorization, execution and delivery by Parent, Merger Sub and the Company) constitutes a valid and binding obligation of SRH, enforceable against SRH in accordance with its terms. In addition, the Board of Directors of SRH has taken all requisite action such that the provisions of any applicable "freezeout", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation, are not applicable to the Merger, the Offer or the other transactions contemplated by the Agreement.

                  (b) Neither the execution and delivery of this Amendment by SRH, nor the consummation by the Company of the Merger or SRH of the Offer, nor compliance by SRH with any of the terms or provisions of the Agreement, will (i) violate any provision of the articles of association (or similar documents) of SRH or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 4.4 of the Agreement are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SRH or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien (or have any of such results or effects upon notice or lapse of time, or both) upon any of the respective properties or assets of SRH or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which SRH or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

                  (c) SRH understands and acknowledges that Parent and Merger Sub are entering into this Amendment in reliance upon the execution, delivery and performance by the Stockholder, Stockholder Parent, Mr. Edmond J. Safra and the Company of the Stockholder Agreement Amendment.

                  Section 5.  Representations    and    Warranties   of  Parent.
Parent hereby  represents  and warrants to the Company and SRH as follows:

                  (a)  Parent  and  Merger  Sub have  full  corporate  power and
authority  to  execute  and  deliver  this   Amendment  and  to  consummate  the
transactions contemplated by the Agreement.

                  (b) The consummation of the transactions contemplated by the Agreement has been duly and validly approved by a duly authorized committee of the Board of Directors of Parent and by the Board of Directors of Merger Sub. No other corporate proceedings on the part of Parent and Merger Sub and no vote of Parent's stockholders are necessary to consummate the transactions contemplated hereby.

                  (c) The execution and delivery of this Amendment by Parent and Merger Sub has been duly and validly authorized in accordance with applicable law. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company and SRH) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

                  (d) Neither the execution and delivery of this Amendment by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the Merger and the Offer, nor compliance by Parent and Merger Sub with any of the terms or provisions of the Agreement, will (i) violate any applicable law or the memorandum and articles of association, certificate of incorporation, bylaws or other organizational documents of Parent or Merger Sub, as applicable, or (ii) assuming that the consents and approvals referred to in Section 5.3 of the Agreement are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

                  Section 6. Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  Section 7. Governing Law. Except as required by mandatory provisions of the MGCL, this Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                  Section 8. The Original Agreement. Except as specifically amended hereby, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof in existence on the date hereof. Unless the context otherwise requires, after the date hereof, any reference to the Original Agreement shall mean the Original Agreement as amended hereby.

                  IN WITNESS WHEREOF, Parent, Merger Sub, the Company and SRH have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                                  HSBC HOLDINGS PLC


                                                  By: /s/ David J. Shaw
                                                  ---------------------
                                                  Name:   David J. Shaw
                                                  Title:  Authorised Signatory


                                                  RNYC MERGER CORPORATION


                                                  By: /s/ Gerald A. Ronning
                                                  -------------------------
                                                  Name:  Gerald A. Ronning
                                                  Title: President


                                                  REPUBLIC NEW YORK CORPORATION


                                                  By: /s/ Dov C. Schlein
                                                  ----------------------
                                                  Name:  Dov C. Schlein
                                                  Name:  Chairman and
                                                         Chief Executive Officer


                                                  SAFRA REPUBLIC HOLDINGS S.A.


                                                  By: /a/ A. Leigh Robertson
                                                  --------------------------
                                                  Name:   A. Leigh Robertson
                                                  Title:  General Manager
                                                          and Attorney-in-Fact


                                                  By: /s/ Claude Marx
                                                  -------------------
                                                  Name:   Claude Marx
                                                  Title:  Attorney-in-Fact